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Exhibit 22:       SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are listed below:


                                                                PERCENTAGE OF
                                                                   VOTING
                                                                SECURITIES
                                             JURISDICTION OF    OWNED BY THE
    SUBSIDIARY COMPANY                        INCORPORATION       COMPANY
--------------------------------------    -----------------    -----------------

Air Engineering Company, Inc.                     Hawaii             100%

Amelco, Inc.                                      Nevada             100

Amelco Industries                                 California         100

American Electric Company, Limited                Hawaii             100

Plateau Electrical Constructors, Inc.             Utah               100

Weststar Engineering, Inc.                        California          89









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